Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

DIONICS, INC.

a Delaware corporation

and

CENTRAL MEGA LIMITED

a British Virgin Islands corporation

and

BERNARD KRAVITZ

Dated October 8, 2009

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), is made and entered into as of the 8th day of October 2009 by and among DIONICS, INC., a corporation organized under the laws of the State of Delaware (“Dionics” or the “Company”); CENTRAL MEGA LIMITED, a British Virgin Islands corporation (“CML”); and BERNARD KRAVITZ (the “Dionics Stockholder” or “Kravitz”). Dionics, CML and the Dionics Stockholder hereinafter sometimes individually referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS:

A.

CML desires to purchase an aggregate of 13,000,000 shares of capital stock (the “Subject Shares”) at a purchase price of $0.04 per share, including 11,000,000 shares of newly issued capital stock of Dionics from the Company and 2,000,000 shares of previously issued capital stock from the Dionics Stockholder.

B.

Dionics Stockholder is the record and beneficial owner of 3,054,551 shares of common stock of Dionics, representing 30.76% of the 9,928,678 issued and outstanding shares of common stock of Dionics, $0.01 par value per share (the “Dionics Outstanding Shares”).

C.

Dionics and Dionics Stockholder are willing to sell the Subject Shares to CML, all upon the terms and subject to the conditions hereinafter set forth.

D.

The board of directors of each of Dionics and CML and the Dionics Stockholder each deem it to be in the best interests of Dionics and CML and their respective shareholders to consummate the sale and purchase of the Subject Shares, as a result of which CML shall acquire 62.12% of all of the issued and outstanding stock of Dionics, which will be 20,928,678 shares of common stock immediately after the Closing (as hereinafter defined) and Dionics and the Dionics Stockholder shall receive the Purchase Price (as hereinafter defined).

E.

Dionics shall enter into a two-year employment agreement with the Dionics Stockholder at the Closing.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

DEFINITIONS

  As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Share Purchase and/or the Parties.

 “Affiliate” means any one or more Person controlling, controlled by or under common control with any other Person or their affiliate.

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which national banks located in New York, New York shall be closed for business.

“Closing” or “Closing Date” shall mean the date upon which the purchase and sale of the Subject Shares shall be consummated.

“Dionics Common Stock” means the 50,000,000 shares of common stock, $0.01 par value per share, of Dionics that are authorized for issuance pursuant to its certificate of incorporation.

“Dionics Outstanding Shares” means the 9,928,678 shares of Dionics Common Stock that are issued and outstanding as at the date of this Agreement.

 “Dollar” and “$” means lawful money of the United States of America.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Financial Statements” shall have the meaning as is defined in Section 2.4 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

“Knowledge” means the knowledge after reasonable inquiry.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a consolidated whole.

“CML” means Central Mega Limited, a British Virgin Islands corporation.

 “CML Common Stock” shall mean the 50,000 shares of common stock of CML, 1 USD par value per share, that are authorized for issuance pursuant to the certificate of incorporation of CML.

 “National Securities Exchange” means the collective reference to the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Stock Exchange, the FINRA OTC

Bulletin Board or any other recognized national securities exchange in the United States.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Purchase Price” shall mean Five Hundred and Twenty Thousand United States Dollars (U.S. $520,000).

“Sale of Control” means the sale or transfer of all or substantially all of the shares of capital stock or assets of Dionics and its consolidated Subsidiaries, whether through merger, consolidation, asset sale, tender offer or like combination or consolidation, to any Person who is not an Affiliate of Dionics immediately prior to such Sale of Control.

 “Subject Shares” shall mean an aggregate of 13,000,000 shares of capital stock, including 11,000,000 shares of newly issued capital stock of Dionics and 2,000,000 shares of previously issued capital stock held by the Dionics Stockholder as at the date hereof.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

 “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SECTION 1

PURCHASE AND SALE OF THE SUBJECT SHARES

1.1

Sale of the Subject Shares.

(a)

On the Closing Date and subject to and upon the terms and conditions of this Agreement, Dionics and the Dionics Stockholder shall issue, sell, assign, transfer and exchange, as the case may be (collectively, “Transfer”), to CML all, and not less than all, of the Subject Shares, consisting of 11,000,000 shares of newly issued capital stock of Dionics and 2,000,000 shares of previously issued capital stock that are owned of record and beneficially by the Dionics Stockholder, and representing in the aggregate 62.12% of the Dionics total outstanding shares at the Closing Date.

(b)

On the Closing Date, Dionics shall deliver to CML (i) one or more stock certificates evidencing 11,000,000 of the Subject Shares, and (ii) one or more stock certificates evidencing 2,000,000 of the Subject Shares duly endorsed in blank for transfer and with a medallion signature guarantee (the “Subject Shares Certificates”).

1.2

Payment of Purchase Price.  On the Closing Date, against delivery of the Subject Shares Certificates, CML shall pay the $520,000 Purchase Price as follows:

(a)

$440,000 shall be paid by wire transfer of immediately available funds to a bank account designated by Dionics prior to the Closing Date; and

(b)

$80,000 shall be paid by wire transfer of immediately available funds to a bank account designated by the Dionics Stockholder prior to the Closing Date

1.3

Closing.

The closing of the sale and purchase of the Subject Shares (the “Closing”) will take place following the execution of the Agreement, at the offices of Anslow & Jaclin, LLP, counsel to CML, at its office in Manalapan, New Jersey, within five (5) Business Days following the delivery of satisfaction or waiver of the conditions precedent set forth in Section 4 or at such other date and place as CML, Dionics and the Dionics Stockholder shall agree (the “Closing Date”), but in no event shall the Closing Date occur later than October 30, 2009, unless such date shall be extended by mutual agreement of CML, Dionics and the Dionics Stockholder.

1.4

Fees.

Upon Closing of the transaction, CML shall pay to Brean Murray, Carret & Co. an investing banking fee of $15,600 for services rendered in connection with this Agreement.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF DIONICS

Dionics hereby represents and warrants to CML as follows:

2.1

Organization and Good Standing: Ownership of Shares.  Dionics is a corporation duly organized and validly existing under the laws of Delaware.  Except as described in Schedule 2.1, there are no outstanding subscriptions, rights, options, warrants or other agreements obligating Dionics to issue, sell or transfer any stock or other securities of Dionics.

2.2

Authority and Ownership of Subject Shares.

(a)

The Dionics Stockholder individually has the power and authority, and Dionics has the corporate power to enter into this Agreement and to perform their respective obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of Dionics.  The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Dionics is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Dionics or its properties.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Dionics.

(b)

The Dionics Stockholder is the owner of record and beneficially of 2,000,000 of the Subject Shares, which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred by the Dionics Stockholder.

(c)

As at the date of this Agreement and the Closing Date, Dionics has available a sufficient number of authorized and unissued shares of Common Stock to issue 11,000,000 of the Subject Shares to CML pursuant to this Agreement.

2.3

Capitalization.  As of the date of this Agreement, Dionics is authorized to issue 50,000,000 shares of Dionics Common Stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share (the “Dionics Preferred Stock”). An aggregate of 9,928,678 shares of Dionics Common Stock and no shares of Preferred Stock are issued and outstanding.  Except as contemplated by this Agreement  or as otherwise reflected in the SEC Reports (as hereinafter defined) or Schedule 2.3, no shares of Dionics Common Stock are reserved for issuance pursuant to any agreement, convertible securities, options or warrants.

2.4

Financial Statements, Books and Records.

(a)

Schedule 2.4(a) consists of the (i) audited financial statements (balance sheet, income statement, statements of cash flows and stockholders’ equity and notes thereto) of Dionics as of December 31, 2008 and December 31, 2007 (the “Dionics Annual Financial Statements”) and (ii) unaudited balance sheet of Dionics as of June 30, 2009 and related income statement for the three and six months ended June 30, 2009 and 2008, statement of cash flows for the six months ended June 30, 2009 and 2008, statement of stockholders’ equity for the six months ended June 30, 2009, and notes thereto (the “Dionics Unaudited Financial Statements”).  (The Dionics Annual Financial Statements and Dionics Unaudited Financial Statements are sometimes referred to herein as the “Dionics Financial Statements”).

(b)

The Dionics Financial Statements fairly represent the financial position of Dionics as at such dates and the results of their operations for the periods then ended.  The Dionics Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of Dionics are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

(c)

The Dionics Annual Financial Statements were audited in accordance with generally accepted accounting principles and comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (“SEC”) with respect thereto as in effect at the time of filing with the SEC.

2.5

Access to Records.  The corporate financial records, minute books and other documents and records of Dionics have been made available to CML prior to the Closing hereof, and have been reviewed to the extent deemed necessary by CML.

2.6

No Material Adverse Changes.  Except as otherwise described on Schedule 2.6 hereto or as otherwise reflected in the SEC Reports, since June 30, 2009 there has not been:

(a)

any material adverse change in the financial position of Dionics, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Dionics;

(b)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Dionics whether or not covered by insurance;

(c)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of  Dionics capital stock;

(d)

any sale of a material asset (other than in the ordinary course of business) or any mortgage or pledge by Dionics of any properties or assets, other than as set forth elsewhere herein; or

(e)

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.7

Taxes.  Dionics as of June 30, 2009, has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have)

paid or made adequate provisions for all taxes or assessments which had become due as of June 30, 2009, and there are no deficiency notices outstanding.

2.8

Compliance with Laws.  Except as set forth on Schedule 2.8,  Dionics has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Dionics.

2.9

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Articles of Incorporation or By-Laws of Dionics;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any material contract or other agreement to which Dionics is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon,  Dionics or upon the properties or business of  Dionics; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of Dionics.

2.10

Actions and Proceedings.   Dionics is not a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the SEC Reports or Dionics Financial Statements, and to its best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against Dionics except as set forth on Schedule 2.10 attached hereto and made a part hereof.

2.11

Periodic Reports.  Dionics is current in the filing of all forms or reports with the SEC, and has been a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All such reports and statements filed by Dionics with the SEC (collectively, “SEC Reports”) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

2.12

Agreements.  Schedule 2.12 sets forth any material contract or arrangement to which Dionics is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

2.13

Brokers or Finders.  No broker's or finder's fee will be payable by Dionics in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Dionics or the Dionics Stockholder.

2.14

Real Estate.  Except as provided in the SEC Reports or Schedule 2.14, Dionics owns no real property nor is a party to any leasehold agreement.

2.15

Tangible Assets.  Except as set forth on Schedule 2.15 hereto,  Dionics has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by  Dionics, any related capitalized items or other tangible property material to the business of Dionics (the “Tangible Assets”).   Except as set forth on Schedule 2.15, Dionics holds all rights, title and interest in all the Tangible Assets owned by it free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the Tangible Assets are in operating condition and repair and are usable in the ordinary course of business of  Dionics and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.15 hereto.

2.16

Liabilities.   Dionics did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as “Liabilities”), which are not fully, fairly and adequately reflected on the Dionics Financial Statements except for Liabilities incurred in the ordinary course of business or such other specific Liabilities set forth  on Schedule 2.16 attached hereto and made a part hereof.  As of the date of Closing, Dionics will not have any Liabilities, other than Liabilities fully and adequately reflected on the Dionics Financial Statements except for Liabilities incurred in the ordinary course of business or otherwise set forth on Schedule 2.16.  To the best of the knowledge of Dionics, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business except as otherwise reflected herein.

2.17

Operations of  Dionics.  From June 30, 2009 through the Closing Date, and except as otherwise contemplated by this Agreement or identified in any Schedule, Dionics has not and will not have:

(a)

declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(b)

except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(c)

disposed of any material assets of  Dionics except in the ordinary course of business;

(d)

materially increased the annual level of compensation of any executive employee of Dionics;

(e)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of Dionics; or

(f)

issued any equity securities or rights to acquire such equity securities, except as described in Schedule 2.17(f).

2.18

Full Disclosure.  No representation or warranty by Dionics in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Dionics pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Dionics.

2.19

Delivery of Schedules.  Any Schedule provided for hereunder and any Schedule not delivered contemporaneously with the execution of this Agreement shall be delivered by Dionics as soon as practicable and, in any event, prior to the Closing.  All lists or other statements, information or documents set forth in or attached to any Schedule delivered herewith or delivered hereunder after the execution of this Agreement shall be deemed to be representations and warranties by Dionics with the same force and effect as if such lists, statements, information and documents were set forth herein.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF CML

CML hereby represents and warrants to Dionics and the Dionics Stockholder, as follows:

3.01

Power and Authority. CML has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform the obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of CML, enforceable against CML in accordance with the terms hereof.

3.02

No Conflicts.  The execution and delivery of this Agreement by CML and the performance by CML of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to CML and (c) will not violate or breach any contractual obligation to which CML is a party.

3.03

Finder’s Fee.  CML represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transaction contemplated hereunder except as otherwise reflected in Section 1.4.

3.04

Purchase Entirely for Own Account. The Subject Shares proposed to be purchased by CML hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and CML has no present intention of selling or otherwise distributing the Subject Shares, except in compliance with applicable securities laws.

3.05

Accredited Investor.  CML is an “accredited investor” as defined by Rule 501 under the  Securities Act, and CML is capable of evaluating the merits and risks of CML’s investment in the Company and has the capacity to protect CML’s own interests.

3.06

Subject Shares Unregistered.  CML understands that the Subject Shares have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of CML’s representations as expressed herein.

3.07

Information.  CML acknowledges that CML or its representatives have had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been required by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by CML.  In connection therewith, the CML acknowledges that CML or its representatives have had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf.  CML has received and reviewed all the information, both written and oral, that it desires.  In determining whether to make this investment, CML has relied solely on CML’s own knowledge and understanding of the Company and its business based upon CML’s own due diligence investigations including without limitation the SEC Reports and the representations and warranties made by the Company pursuant to this Agreement.  CML understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and CML has not relied on any other representations or information.

3.08

Tax Advisors.  To the extent CML deems necessary, CML has reviewed with CML’s own tax advisors the domestic, foreign, state and local tax consequences of this investment and the transactions contemplated by this Agreement.  CML relies solely on such advisors and not on any statements or representations of the Company or any of its agents.  CML understands that CML (and not the Company) shall be responsible for CML’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.09

Risk of Investment.  CML acknowledges that the Subject Shares are speculative and involve a high degree of risk and that CML can bear the economic risk of the purchase of the Subect Shares, including a total loss of its investment.

3.10

Restricted Securities.  CML is aware that the Subject Shares are “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act.

3.11

Sophistication.  CML has such experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in Dionics.

3.12

 Legends.  CML

 hereby agrees with Dionics that the stock certificate(s) of restricted shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

3.13

Additional Legend; Consent. Additionally, the stock certificate(s) of restricted shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. CML consents to Dionics making a notation on its records or giving instructions to any transfer agent of restricted shares in order to implement the restrictions on transfer of the restricted shares.

3.14

No Shorting. CML did not engage in any short sales of any securities of Dionics or instructed any third parties to engage in any short sales of securities of Dionics on its behalf prior to the Closing Date. CML covenants and agrees that it will not be in a net short position with respect to the Subject Shares issued or issuable to it.

SECTION 4

REPRESENTATIONS, COVENANTS AND WARRANTIES

OF THE DIONICS STOCKHOLDER

The Dionics Stockholder hereby represents and warrants to CML as follows:

4.01

Good Title.

The Dionics Stockholder is the record and beneficial owner, and has good title to 2,000,000 of the Subject Shares, with the right and authority to sell and deliver such common stock.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated, CML will receive good title to such common stock, free and clear of all liens.

4.02

Power and Authority. The Dionics Stockholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transaction contemplated hereunder, and to perform the Dionics Stockholder’s obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Dionics Stockholder, enforceable against the Dionics Stockholder in accordance with the terms hereof.

4.03

No Conflicts.  The execution and delivery of this Agreement by the Dionics Stockholder and the performance by the Dionics Stockholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Dionics Stockholder and (c) will not violate or breach any contractual obligation to which the Dionics Stockholder is a party.

4.04

Finder’s Fee.  The Dionics Stockholder represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transaction hereunder.

SECTION 5

COVENANTS

5.1

Right of First Refusal.   Dionics hereby unconditionally and irrevocably grants to CML, until the first anniversary of the Closing Date a Right of First Refusal (the “Right of First Refusal”) to purchase all or any part of any proposed placement or offering of the Dionics securities.  Dionics agree to offer CML the opportunity to purchase all or any part of such offering on the same terms than it can obtain elsewhere.  If within 10 business days of the receipt of such notice of intention and statement of terms, CML does not accept in writing such offer to act as a purchaser with respect to such offering upon the terms proposed, Dionics shall be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms.  Before Dionics shall accept any proposal materially less favorable to it than as originally proposed to CML, CML’s preferential rights shall be applied, and the procedure set forth above with respect to such modified proposal shall be adopted.  CML’s failure to exercise these preferential rights in any situation shall not affect its preferential rights to any subsequent offering during this one (1) year term.

5.2

Securities Compliance. Dionics shall notify the SEC in accordance with its rules and regulations, of the transaction contemplated hereunder and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Subject Shares to CML, or its respective subsequent holders.

5.3

Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.4

Election of Directors.  Each of the Parties hereby agrees that on the Closing Date the number of authorized directors of the Company shall initially be set at three (3).  At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Company’s Board of Directors are to be elected, or whenever members of the Board are to be elected by written consent, CML hereby agrees that, during the period commencing on the date hereof and continuing for so long as Kravitz remains an employee of the Company, CML will vote in favor of the election of Kravitz as a member of the Board of Directors.  If after the date hereof and for so long as Kravitz remains an employee of the Company, the number of authorized directors of the Company shall be other than three, then CML will vote in favor of the election of Kravitz and any other persons designated by Kravitz as members of the Board, provided, however, that such persons together with Kravitz cannot represent a majority of the directors.

5.4

Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.5

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Dionics, CML, and the Dionics Stockholder agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the date hereof; provided, however, such obligation shall not apply to information which:

(a)

at the time of the disclosure was public knowledge;

(b)

is required to be disclosed publicly pursuant to any applicable federal or state securities laws;

(c)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(d)

the receiving party had within its possession at the time of disclosure; or

(e)

is ordered disclosed by a Court of proper jurisdiction.

5.6

Stock Certificates.  At the Closing, Dionics shall have delivered the certificates representing the Subject Shares in accordance with Section 1.1 hereof.  At such Closing, CML shall issue to Dionics and the Dionics Stockholder the Purchase Price.

5.7

Expenses.

It is understood and agreed that following the execution of this Agreement, any and all expenses with respect to any filings, documentation and related matters on behalf of Dionics with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of Dionics, and CML shall not be responsible for any such expenses or fees associated with such filings; provided, however, that CML shall fully cooperate and execute all required documents as indicated.

5.8

Reporting Requirements. If the SEC ceases making periodic reports filed by Dionics available via the Internet without charge, then Dionics shall, promptly after filing with the SEC, furnish the following to CML so long as CML shall be obligated hereunder to purchase the Subject Shares or shall beneficially own shares:

(a)

Quarterly Reports filed with the SEC on Form 10-Q;

(b)

Annual Reports filed with the SEC on Form 10-K; and

(c)

Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Dionics Common Stock, contemporaneously with the delivery of such notices or information to such holders of Dionics Common Stock.

5.9

Other Agreements. Dionics shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of Dionics or any Subsidiary to perform its material obligations hereunder.

5.10

No Integrated Offerings. Dionics shall not make any offers or sales of any security (other than the Subject Shares being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

5.11

Directors of Dionics.  Effective immediately following expiration of the 10 day statutory notice period required in accordance with the rules promulgated under Section 14f of the Exchange Act following filing/mailing to Company shareholders of an appropriately prepared information statement on Schedule 14f-1, two persons designated prior to Closing by CML shall be appointed to the board of Dionics (CML has the absolute right to appoint a majority of the members of the board of directors of Dionics).

5.12

Officers of Dionics.  At the Closing, Bernard Kravitz shall remain as President and  Chief Executive Officer of Dionics and further enter into a two-year employment agreement with Dionics.

SECTION 6

CONDITIONS PRECEDENT

6.1

Conditions Precedent to the Obligation of Dionics and the Dionics Stockholder. The obligations hereunder of Dionics and the Dionics Stockholder at each Closing Date is subject to the satisfaction or waiver, at or before such Closing, of the conditions set forth below. These conditions are for Dionics’ sole benefit and may be waived by Dionics and the Dionics Stockholder at any time in its sole discretion.

(a)

Accuracy of the CML’s Representations and Warranties. The representations and warranties of CML shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)

Performance by CML. CML shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by CML at or prior to the Closing Date.

(c)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)

Delivery of Purchase Price. CML shall have delivered to Dionics and the Dionics Stockholder the applicable purchase price for the Subject Shares to be purchased.

(e)

Secretary’s Certificate. CML shall have delivered to Dionics a secretary’s certificate, dated as of the Closing Date, as to (i) the resolution(s) adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate of Incorporation (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of CML executing the Agreement and any other documents required to be executed or delivered in connection therewith.

(f)

Officer’s Certificate. On the Closing Date, CML shall have delivered to Dionics a certificate signed by an executive officer on behalf of CML, dated as of the Closing Date, confirming the accuracy of CML’s representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by CML with the conditions precedent set forth herewith.

(g)

Employment Agreement. On the Closing Date, Kravitz, the current President and Chief Executive Officer of Dionics, shall have entered into a two-year employment agreement with Dionics on terms mutually acceptable.

(h)

Put Option Agreement.  On the Closing Date, CML, Dionics and Kravitz shall have entered into a Put Option Agreement granting Kravitz the option to sell to CML a maximum of 1,000,000 shares on terms mutually acceptable.

(i)

Directors.  The two persons designated by CML to be appointed to the board of directors of Dionics pursuant to Section 5.11 shall be acceptable to Dionics and the Dionics Stockholder.

6.2

Conditions Precedent to the Obligation of CML. The obligation hereunder of CML to purchase the Subject Shares consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing Date, of each of the conditions set forth below. These conditions are for CML’s sole benefit and may be waived by CML at any time in its sole discretion.

(a)

Accuracy of the Representations and Warranties of Dionics and the Dionics Stockholder. Each of the representations and warranties of Dionics and the Dionics Stockholder in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b)

Performance by Dionics and Dionics Stockholder. Dionics and the Dionics Stockholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Dionics  at or prior to the Closing Date.

(c)

No Suspension, Etc. Trading in the Dionics Common Stock shall not have been suspended by the SEC or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by Dionics, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

(d)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)

No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against Dionics or any Subsidiary, or any of the officers, directors or affiliates of Dionics or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)

Share Certificates. At or prior to the Closing, Dionics and the Dionics Stockholder shall have delivered to CML certificates representing the Subject Shares executed by Dionics, in each case, being acquired by CML at such Closing.

(g)

Secretary’s Certificate. Dionics shall have delivered to CML a secretary’s certificate, dated as of the Closing Date, as to (i) the resolution(s) adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate of Incorporation (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of Dionics executing the Agreement and any other documents required to be executed or delivered in connection therewith.

(h)

Officer’s Certificate. On the Closing Date, Dionics shall have delivered to CML a certificate signed by an executive officer on behalf of Dionics, dated as of the Closing Date, confirming the accuracy of Dionics’ representations, warranties and its compliance with covenants as of the Closing Date and confirming the compliance by Dionics with the conditions precedent set forth herewith.

(i)

Employment Agreement. On the Closing Date, Dionics shall entered into a two-year employment agreement with Kravitz, the current President and Chief Executive Officer of Dionics.

(j)

Termination Agreement.   On the Closing Date, Kravitz shall  have agreed to terminate the Deferred Compensation Agreement dated as of August 1, 1975 by and between Kravitz and Dionics, as amended on February 9, 1982 and September 30, 1986.

(k)

Amendment to Convertible Note.  On the Closing Date, Kravitz and Dionics shall have agreed to amend the Convertible Promissory Note dated May 1, 2009 to provide that the unpaid balance shall cease to accrue interest commencing as of the Closing Date and that the conversion price shall be $0.09 per share until the first anniversary of the Closing Date.

(j)

Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

SECTION 7

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party and its shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for eighteen (18) months following the Closing.

SECTION 8

INDEMNIFICATION

8.1

Dionics Indemnity. Dionics agrees to indemnify and hold harmless CML (and its respective directors, officers, affiliates, agents, successors and assigns) (each, a “CML Indemnified Party” and collectively, the “CML Indemnified Parties”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) (“Damages”) incurred by the CML Indemnified Parties as a result of any material inaccuracy in or breach of the representations, warranties or covenants made by Dionics and the Dionics Stockholder herein; provided, however, that Dionics shall not be liable under this Section 8.1 to a CML Indemnified Party to the extent that such Damages resulted or arose from the breach by a CML Indemnified Party of any representation, warranty, covenant or agreement of a CML Indemnified Party contained in this Agreement or the gross negligence, recklessness, willful misconduct or bad faith of a CML Indemnified Party.

8.2

CML Indemnity. CML agrees to indemnify and hold harmless Dionics (and its directors, officers, affiliates, agents, successors and assigns) (each, a “Dionics Indemnified Party” and collectively, the “Dionics Indemnified Parties”) from and against any and all Damages incurred by the Dionics Indemnified Parties as a result of any material inaccuracy in or breach of the representations, warranties or covenants made by CML herein; provided, however, that CML shall not be liable under this Section 8.2 to a Dionics Indemnified Party to the extent that such Damages resulted or arose from the breach by a Dionics Indemnified Party of any representation, warranty, covenant or agreement of a Dionics Indemnified Party contained in this Agreement or the gross negligence, recklessness, willful misconduct or bad faith of a Dionics Indemnified Party.

8.3

Indemnification Procedure. Any party entitled to indemnification under this Section 8 (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which shall not be unreasonably withheld. Notwithstanding anything in this Section 8 to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

SECTION 9

MISCELLANEOUS

9.1

Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3

Assignment.  This Agreement is not assignable except by operation of law.

9.4

Notice.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To:

Dionics and the Dionics Stockholder

Dionics, Inc.

65 Rushmore Street

Westbury, New York 11590

Attn: Bernard Kravitz, President

Tel: (516) 997-7474

with a copy to (which shall not constitute notice):

Kaye Cooper Fiore Kay & Rosenberg, LLP

30A Vreeland Road

Suite 230

Florham Park, NJ  07932

Attn: David M. Kaye

Tel: (973) 443-0600

Fax: (973) 443-0609

Email: dmkaye@kcfkr.com

To:

CML

Central Mega Limited

P.O Box 957

Offshore Tower Incorp Centre Road

Town Tortola, British Virgin Island.

Attn:  Jeff Teng, President

with a copy to (which shall not constitute notice):

Anslow & Jaclin LLP

195 Route 9 South, Suite 204

Manalapan, NY 07726

Attn: Richard I. Anslow, Esq.

Tel: (732) 409-1212

Fax:  (732) 577-1188

Email:  ranslow@anslowlaw.com

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.5

Governing Law.  This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

9.6

Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York, under the Arbitration Rules of the American Arbitration Association (“AAA”) before a single arbitrator agreed upon by the parties, or if no single arbitrator can be agreed upon, an arbitrator or arbitrators selected in accordance with the rules of the AAA then in effect.  The proceedings will be confidential and conducted in English. The arbitrator or arbitrators will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties.  Judgment may be entered on the award of the arbitrator(s) in any court having jurisdiction. The arbitrator(s) will determine how the parties will bear the costs of the arbitration.  Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction for any breach or threatened breach of any of the provisions contained elsewhere herein.

9.7

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

9.8

Entire Agreement.  This Agreement (including the Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

9.9

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.10

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.11

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.12

Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors,

successors and assigns.

9.13

Press Releases.  The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

9.14

Termination of Agreement.  This Agreement may be terminated at any time before the Closing,

(a)

by mutual consent of the parties hereto;

(b)

upon five (5) business days written notice by Dionics or the Dionics Stockholder (provided either is not in breach hereunder) if any of the conditions to its obligations to consummate this Agreement set forth in Section 6 hereof and elsewhere herein shall not have been met or waived in writing by Dionics or the Dionics Stockholder on or before the Closing Date and such conditions or conditions are not fulfilled within such five (5) business days after notice thereof;

(c)

upon five (5) business days written notice by CML (provided it is not in breach hereunder) if any of the conditions to their obligations to consummate this Agreement set forth in Section 6 hereof and elsewhere herein shall not have been met or waived in writing by CML on or before the Closing Date and such conditions or conditions are not fulfilled within such five (5) business days after notice thereof.

Unless the termination has been caused by the willful failure of Dionics or the Dionics Stockholder, on one hand, or CML, on the other hand, as the case may be, to perform or satisfy any agreement, undertaking or condition to be performed or satisfied by it hereunder, Dionics and the Dionics Stockholder shall have no further obligation or liability to CML under this Agreement, and CML shall have no further obligation or liability to Dionics and the Dionics Stockholder under this Agreement.

[the balance of this page intentionally left blank – signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

DIONICS INC.

(a Delaware corporation)

By: /s/ Bernard Kravitz

Bernard Kravitz, President

CENTRAL MEGA LIMITED

(a British Virgin Islands corporation)

By: /s/ Jeff Teng

Jeff Teng, President

DIONICS STOCKHOLDER:

/s/ Bernard Kravitz

Bernard Kravitz